SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To
Section 14(A) Of The
Securities Exchange Act Of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
The Hirtle Callaghan Trust
(Name of Registrant as Specified In Its Charter)
BISYS Fund Services
100 Summer Street, Suite 1500
Boston, MA 02155
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
☐ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

To Shareholders of The Hirtle Callaghan Trust:
A Special Meeting of shareholders (“Special Meeting”) of The Fixed Income II Portfolio of The Hirtle Callaghan Trust (“Trust”) will be held on November 15, 2006. At the Special Meeting, shareholders of the Trust will be asked to consider and vote upon an important matter relating to The Fixed Income II Portfolio.
While you are welcome to join us at the Special Meeting, we anticipate that most shareholders will, by completing the proxy card enclosed with the Proxy Statement, instruct us to cast votes on their behalf. The proxy card may be completed by checking the appropriate box voting for or against the proposal described in the Proxy Statement. If a signed proxy card is returned, but no instructions are specified, your shares will be voted in accordance with the recommendations of the Board of Trustees of the Trust.
Whether or not you plan to attend the Special Meeting, we need your vote. Please mark, sign, and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope so that the maximum number of shares may be voted.
We encourage you to read the Proxy Statement thoroughly. To assist you in understanding the several proposals described in the Proxy Statement, however, we have prepared a “question and answer” summary of those aspects of the proposals we believe are of most significance.1
As always, we thank you for your confidence and support.
Sincerely yours,
The Hirtle Callaghan Trust

[1]	The information provided in the “Q&A” is qualified in its entirety, by the information and disclosures contained in the accompanying Proxy Statement.

Question and Answer Summary

Q.	WHY IS A NEW PORTFOLIO MANAGEMENT AGREEMENT BEING PROPOSED FOR THE FIXED INCOME II PORTFOLIO AT THIS TIME?

A. BlackRock Financial Management, Inc. (“BlackRock Financial Management”) or its predecessor has served as Specialist Manager of the Portfolio since September 24, 2001, and is responsible for making day-to-day investment decisions for the Portfolio. BlackRock Financial Management provides portfolio management services to the Portfolio under the supervision of Hirtle Callaghan & Co., Inc. (“Hirtle Callaghan”) and the Trust’s Board of Trustees (“Board”). BlackRock Financial Management and its predecessor, BlackRock Advisors, Inc. (“BlackRock Advisors”), are wholly owned subsidiaries of BlackRock, Inc. (“BlackRock”), which recently combined with Merrill Lynch Investment Managers (“MLIM”) pursuant to a transaction agreement and plan of merger. This transaction has had a direct impact on BlackRock Advisors’ then-existing agreement with the Portfolio, which automatically terminated, as required by law, upon completion of the transaction. In order to ensure continuity in the management of the Fixed Income II Portfolio, Hirtle Callaghan recommended, and the Board considered and approved, a new portfolio management agreement (“Proposed Agreement”) with BlackRock Financial Management. The Trust may enter into the Proposed Agreement only if it is approved by the shareholders of the Fixed Income II Portfolio. In order to ensure that the provision of advisory services to the Portfolio is not disrupted pending shareholder action, the Trust has entered into an interim advisory agreement (“Interim Agreement”) with BlackRock Financial Management that was considered and approved by the Board. The Interim Agreement became effective upon completion of the transaction between BlackRock and Merrill Lynch & Co., Inc. (“Merrill Lynch”). The Interim Agreement may remain in effect for no more than 150 days. If the Proposed Agreement is not approved by shareholders, the Board will meet to determine how best to preserve the interests of the Portfolio.

A copy of the Proposed Agreement accompanies this Proxy Statement as Exhibit A.

Q.	WHAT IMPACT, IF ANY, WOULD THE PROPOSED NEW AGREEMENT WITH BLACKROCK FINANCIAL MANAGEMENT HAVE ON THE PORTFOLIO MANAGEMENT SERVICES CURRENTLY BEING PROVIDED TO THE FIXED INCOME II PORTFOLIO BY BLACKROCK FINANCIAL MANAGEMENT, AND FORMERLY PROVIDED BY BLACKROCK ADVISORS?

A. None. The same Portfolio Management Team that served the Portfolio under the BlackRock Advisors Contract, and continues to serve the Portfolio under the Interim Agreement, will be responsible for making investment decisions for the Portfolio under the Proposed Agreement.

Information about BlackRock Financial Management and its Portfolio Management Team appears in the Proxy Statement at page 5.

Q.	WILL THE EXPENSES ASSOCIATED WITH MY INVESTMENT IN THE FIXED INCOME II PORTFOLIO INCREASE IF THE PROPOSED AGREEMENT IS IMPLEMENTED?

A. No. Further, the terms and conditions of the Proposed Agreement, including the fee to which the BlackRock Financial Management will be entitled, are in all material respects the same as those of the Interim Agreement. Tables illustrating the expenses associated with an investment in the Fixed Income II Portfolio appear in this Proxy Statement at page 3. Additionally, BlackRock Financial Management has agreed to bear the expenses associated with holding the Special Meeting.

Q.	IF THE PROPOSED AGREEMENT IS APPROVED BY SHAREHOLDERS, WHEN WILL IT BECOME EFFECTIVE?

A. If approved by the Portfolio’s shareholders, the Proposed Agreement will become effective as soon as reasonably practicable following the Special Meeting. If the Proposed Agreement is not approved by the Trust’s shareholders, the Interim Agreement will be in effect and the Trust’s Board of Trustees will meet to determine the best course of action for the Portfolio.

Q.	HOW DOES THE BOARD SUGGEST THAT I VOTE?

A. Both Hirtle Callaghan and the Board of Trustees recommend that you vote “For” the Proposed Agreement. A summary of matters considered by the Board in approving the Proposed Agreement appears in this Proxy Statement at page 2.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
of
THE FIXED INCOME II PORTFOLIO
of
THE HIRTLE CALLAGHAN TRUST
to be held on November 15, 2006
TO THE SHAREHOLDERS:
A Special Meeting (“Special Meeting”) of shareholders of the Fixed Income II Portfolio (“Portfolio”) of The Hirtle Callaghan Trust (“Trust”) will be held on November 15, 2006, at the Trust’s principal office, located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428, at 10:00 a.m. for the following purposes:
1.	The approval of a new portfolio management agreement between BlackRock Financial Management, Inc. and the Trust relating to the Portfolio;

2.	Such other matters as may properly come before the Special Meeting.
Shareholders of record of the Portfolio at the close of business on September 29, 2006 (“Record Date”) are entitled to notice of the Special Meeting and any adjournments thereof. If you attend the Special Meeting, you may vote your shares in person. If you do not expect to attend the Special Meeting, please fill in, date, sign and return the proxy in the enclosed envelope which requires no postage if mailed in the United States.
It is important that you return your signed proxy promptly so that a quorum may be assured.
BY ORDER OF THE BOARD OF TRUSTEES OF THE HIRTLE CALLAGHAN TRUST

PROXY STATEMENT
THE HIRTLE CALLAGHAN TRUST
Five Tower Bridge, 300 Barr Harbor Drive, Suite 500
West Conshohocken, PA 19428
PROXY STATEMENT
This Proxy Statement and the enclosed proxy are being furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of The Hirtle Callaghan Trust (the “Trust”), with respect to The Fixed Income II Portfolio (“Portfolio”). Proxies so solicited are intended for use at a special meeting of shareholders of the Portfolio or any adjournment of that meeting (the “Special Meeting”), to be held on November 15, 2006 at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428 at 10:00 a.m. The purpose of the Special Meeting is to consider the approval of portfolio management arrangements for the Portfolio. Further information about this matter (the “Proposal”) is set forth in the Notice of Meeting accompanying this Proxy Statement and more fully described below. It is anticipated that this Proxy Statement and accompanying proxy card will first be mailed to shareholders on or about October 23, 2006. Persons who were shareholders of record of the Portfolio on September 29, 2006 (“Record Date”) are entitled to vote at the Special Meeting. As of the Record Date, there were outstanding 26,017,352.649 voting shares (“Record Date Shares”) of the Portfolio.
Quorum; Vote Required to Approve Proposal. The presence of the holders of 40% of the Record Date Shares, represented in person or by proxy, shall constitute a quorum for the purpose of conducting the business at the Special Meeting. Approval of the Proposal requires the approval of the holders of a “majority of the outstanding voting securities” of the Portfolio. Under the Investment Company Act of 1940, as amended (“Investment Company Act”), this term means the lesser of (i) 67% of the Record Date Shares represented at a meeting at which more than 50% of such shares are present in person or represented by proxy, or (ii) more than 50% of the Record Date Shares. Persons and groups known by management to beneficially own 5% or more of the Record Date Shares of the Portfolio are listed in this Proxy Statement under the heading “Other Matters.”
If the accompanying proxy is executed properly and returned, shares represented by such proxy will be voted at the Special Meeting in accordance with the instructions on the proxy. If a signed proxy card is returned, but no instructions are specified, shares will be voted “FOR” approval of the Proposal. Costs associated with the solicitation of proxies will be borne by BlackRock Financial Management, Inc. (“BlackRock Financial Management”). Officers of Hirtle Callaghan and Co., Inc. (“Hirtle Callaghan”) may assist in the solicitation, without separate compensation. If the votes required to approve the Proposal are not received, the persons named as proxies on the accompanying proxy may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. When voting on any proposed adjournment, the persons named as proxies will vote those shares to which the proxy relates in favor of the proposed adjournment unless directed otherwise by the holder of such shares. A shareholder can revoke a proxy prior to its use by appearing at the Special Meeting and voting in person, by giving written notice of such revocation to the Trust or by returning a subsequently dated proxy to the Trust.
Copies of the Trust’s most recent Annual Report to Shareholders, dated June 30, 2006, have been previously delivered to shareholders of the Trust. Shareholders of the Trust may obtain additional copies of such reports without charge by writing to the Trust at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428 or by calling toll free 1-800-242-9596.

PROPOSAL:
Approval of a New Portfolio Management Agreement between BlackRock Financial Management, Inc. (“BlackRock Financial Management”) and the Trust Relating to the Fixed Income II Portfolio (“Portfolio”)
Introduction and Summary.
The Portfolio is a separate investment portfolio of The Hirtle Callaghan Trust (the “Trust”). The Trust is designed primarily to serve as a vehicle through which Hirtle Callaghan & Co., Inc. (“Hirtle Callaghan”) implements certain asset allocation strategies on behalf of its investment advisory clients; shares of the Trust are generally available only to such clients. The Board of Trustees (“Board”) is responsible for the overall supervision and management of the business and affairs of the Trust, including the selection and general supervision of those investment advisory organizations that provide portfolio management services to the Trust’s several portfolios. In carrying out its responsibilities, and in particular, in monitoring and evaluating the services provided by such organizations, the Board is assisted by Hirtle Callaghan. Hirtle Callaghan’s services to the Trust are currently provided pursuant to the terms of a separate agreement with the Trust. Please refer to more detailed information about Hirtle Callaghan later in this Proxy Statement under the heading “Management of the Trust.”
BlackRock Financial Management, or its predecessor BlackRock Advisors, Inc. (“BlackRock Advisors”), has served as Specialist Manager of the Portfolio since September 24, 2001, and is responsible for making day-to-day investment decisions for the Portfolio. These portfolio management services are provided under the supervision of Hirtle Callaghan and the Board.
As a result of the completion of a transaction agreement and plan of merger between the parent company of BlackRock Financial Management and BlackRock Advisors, BlackRock, Inc., (“BlackRock”) and Merrill Lynch & Co., Inc., (“Merrill Lynch”), BlackRock Advisors’ then-existing portfolio management agreement (“Prior Agreement”) with the Fixed Income II Portfolio automatically terminated, as required by law. In order to ensure continuity in the management of the Portfolio, Hirtle Callaghan has recommended, and the Board has considered and approved, subject to shareholder approval, a new proposed portfolio management agreement (“Proposed Agreement”) with BlackRock Financial Management. The individuals who provide portfolio management services to the Portfolio (“Portfolio Management Team”) have not changed as a result of the transaction. The Special Meeting is being held to obtain the approval of the Trust’s shareholders for the Proposed Agreement. In order to ensure that the provision of services to the Portfolio is not disrupted while shareholder action is pending, the Trust has entered into an interim advisory agreement with BlackRock Financial Management (“Interim Agreement”)2 that became effective upon completion of the transaction between BlackRock and Merrill Lynch.
Information about BlackRock Financial Management appears in the Proxy Statement under the heading: “Information about BlackRock Financial Management.” A copy of the Proposed Agreement appears as Exhibit A to this Proxy Statement. The Board’s deliberations with respect to the Proposed Agreement are summarized below under the heading “Factors Considered by the Board.”
THE BOARD OF TRUSTEES RECOMMENDS SHAREHOLDERS
OF THE PORTFOLIO VOTE “FOR” THE PROPOSAL.
Factors Considered by the Board.
As indicated above, the Board, including a majority of those trustees (“Independent Trustees”) who are not “interested persons” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act, has considered and approved the Interim Agreement and, subject to the approval of the shareholders of the Portfolio, the Proposed Agreement. In connection with the Board’s deliberations, the Board requested and received detailed information from BlackRock Financial Management about its business and operations. The Board was also informed with respect to the performance achieved for the Portfolio by the Portfolio Management Team. During the course of the Board’s deliberations, the Independent Trustees were represented by independent counsel.

[2]	The terms and conditions of the Interim Agreement, which may remain in effect for no more then 150 days, are identical to those of the Current Agreement except that fees earned by BlackRock Financial Management under its terms must be held in escrow, pursuant to Rule 15a-4 of the Investment Company Act, pending shareholder action on the Proposed Agreement. Further information about the Interim Agreement appears under “Other Matters” in this proxy statement.

In summary, the Board concluded that implementation of the Interim Agreement and the Proposed Agreement would be in the best interests of the Trust and its shareholders, as well as consistent with the expectations of the shareholders of the Portfolio. The Board gave substantial weight to the fact that implementation of the Interim Agreement and Proposed Agreement would ensure the continued services of the Portfolio Management Team, that the terms and conditions of the Interim Agreement and the Proposed Agreement are substantially the same as those of the Prior Agreement, and that the rate at which BlackRock Financial Management would be compensated under both the Interim Agreement and the Proposed Agreement would not be different from the rate at which BlackRock Advisors had been compensated under the Prior Agreement.
In accordance with regulations promulgated by the Securities and Exchange Commission, the following reviews the extent to which the Board considered certain specific factors in approving the Interim Agreement and the Proposed Agreement, and the Board’s conclusions with respect to these agreements.
The Board considered the nature and quality (including performance) of the services expected to be provided by BlackRock Financial Management. In connection with this matter, the Board had before it information with respect to BlackRock’s commitment to supporting the Portfolio Management Team, including compliance programs and back office systems, as well as information with respect to the performance achieved for the Portfolio in the past by the Portfolio Management Team. The Board also considered a range of information of the type it had considered in connection with its last approval of the continuation of the Prior Agreement, particularly with respect to the experience and professional background of the Portfolio Management Team. The Board concluded that the performance of the Portfolio has been satisfactory and approval of the Interim Agreement and the Proposed Agreement was merited. In reaching its conclusion to approve the Interim Agreement and, subject to the approval of shareholders, the Proposed Agreement, the Board did not rely upon any single factor, but gave substantial weight to the fact that approval of the Interim Agreement and the Proposed Agreement would assure the continued services of the Portfolio Management Team following BlackRock’s transaction with Merrill Lynch. The Board also gave substantial weight to Hirtle Callaghan’s recommendations and its view with respect to the future ability of the Portfolio Management Team and BlackRock Financial Management to achieve the investment objectives of the Portfolio.
The Board also determined that the rate at which BlackRock Financial Management would be compensated for its services under the Interim Agreement and the Proposed Agreement is reasonable. In reaching this conclusion, the Board was informed with respect to the fees paid by other institutional accounts (including mutual funds) to which BlackRock Financial Management expected to provide investment advisory services following the Transaction, and other relevant factors. The Board did not specifically rely upon such comparisons, but gave substantial weight to the fact that implementation of the Interim Agreement and the Proposed Agreement would not increase the Portfolio’s expenses. The Board noted that BlackRock Financial Management’s compensation was arrived upon as a result of arms-length negotiations conducted by the officers of the Trust and Hirtle Callaghan.
Pro Forma Expense Impact.
The table and example shown below are designed to assist investors in understanding the various costs and expenses of an investment in shares of the Portfolio. Each is designed to correspond with the tables relating to the Fixed Income II Portfolio that appear in the prospectus for The Hirtle Callaghan Trust. Neither should be considered a representation of past or future expenses or performance, and actual expenses may vary from year to year, and may be higher or lower than those shown.
The following table provides data concerning the Portfolio’s management fees and expenses as a percentage of average net assets for the period ended June 30, 2006, as well as expenses that would be incurred if the Proposed Agreement had been in effect during the Portfolio’s fiscal year ended June 30, 2006. The net assets of the Portfolio as of June 30, 2006 were $255,910,771.

	Under Prior Agreement	Under Proposed Agreement
Management Fees*	0.27%	0.27%

Other Expenses	0.13%	0.13%

Total Portfolio Operating Expenses	0.40%	0.40%

*	The figure shown includes 0.05% which is paid to Hirtle Callaghan.

Example. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Under Prior Agreement	Under Proposed Agreement
1 year	$41	$41

3 years	$128	$128

5 years	$224	$224

10 years	$505	$505
Comparison of the Current and Proposed Agreements. With the exception of the effective date of the Proposed Agreement, the terms and conditions of the Prior Agreement and the Proposed Agreement, including the advisory fee to be paid by the Portfolio, are substantively the same. Each requires the named service provider to: (i) provide a continuous investment program for that portion of the Portfolio’s assets that may be allocated to it; (ii) provide investment research; (iii) select brokers and dealers through which securities transactions are executed; and (iv) maintain certain records required under relevant provisions of the Investment Company Act. The Proposed Agreement and the Prior Agreement each also provide: that the service provider will not be liable to the Trust for any loss sustained by the Trust unless such loss is caused by the service provider’s willful misfeasance, reckless disregard of duty, bad faith or gross negligence; for termination of the agreement by the Trust or by the service provider upon sixty days’ written notice; and termination in the event of an “assignment” as defined in the Investment Company Act.
With respect to the duration and termination provisions, the Proposed Agreement provides that it shall continue in effect for a period of two years from the date on which it becomes effective. The Proposed Agreement will remain in effect thereafter from year to year for so long as its continuance is specifically approved, at least annually, by: (i) a majority of the Board or the vote of the holders of a majority of the Portfolio’s outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of the Trust’s Independent Trustees. Pursuant to notice by the Trust, the Interim Agreement will terminate immediately upon the effectiveness of the Proposed Agreement.
If the Proposal is approved, the Proposed Agreement will become effective as soon as practicable following the Special Meeting. In the event that the Proposed Agreement is not approved by the Portfolio’s shareholders, the Interim Agreement will be in effect and the Trust’s Board will meet to determine the best course of action for the Portfolio.
Management of the Trust
Information about Hirtle Callaghan. Pursuant to a written agreement with the Trust (“Hirtle Callaghan Agreement”), Hirtle Callaghan continuously monitors the performance of various investment management organizations, including the several Specialist Managers retained by the Trust. The Hirtle Callaghan Agreement provides that Hirtle Callaghan will make its officers available to serve as officers and/or Trustees of the Trust, and maintain office space sufficient for the Trust’s principal office. For its services under the Hirtle Callaghan Agreement, Hirtle Callaghan is entitled to receive an annual fee of .05% of each Portfolio’s average net assets. For the fiscal year ended June 30, 2006, Hirtle Callaghan received advisory fees from the Portfolio in the amount of $132,099.

Hirtle Callaghan’s principal offices are located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428. Hirtle Callaghan was organized in 1988. A registered investment adviser under the Investment Advisers Act, Hirtle Callaghan had, as of June 30, 2006, approximately $10 billion in assets under management. Hirtle Callaghan is controlled by Jonathan Hirtle and Donald E. Callaghan, each of whom serves on the Trust’s Board. Mr. Callaghan also serves as President of the Trust. Robert J. Zion, a principal of Hirtle Callaghan, serves as Secretary, Treasurer and Vice President of the Trust. The Hirtle Callaghan Agreement was approved by the Trust’s initial shareholder on July 21, 1995, and was last approved by the Trust’s Board (including a majority of the Trust’s Independent Trustees) at a meeting of the Board held on March 14, 2006.
Administration, Distribution and Related Services. BISYS Fund Services, Inc. and certain of its affiliated companies (“BISYS”) currently provide administration, transfer agency, distribution and accounting services to the Trust pursuant to the terms of separate agreements between BISYS and the Trust. BISYS is located at 3435 Stelzer Road, Columbus, Ohio 43219.
Information about BlackRock Financial Management. For its services to the Portfolio, BlackRock Financial Management will receive, based on the average daily net asset value of the Portfolio, an annual fee of 0.25% of the first $100 million of such assets, 0.20% of such assets over $100 million up to and including $200 million, and 0.175% of such assets over $200 million. Keith T. Anderson and Scott M. Amero will be primarily responsible for the day-to-day management of the Portfolio’s assets. Mr. Anderson is Vice Chairman and Global Chief Investment Officer for Fixed Income, and a member of BlackRock’s Executive and Management Committees. Mr. Anderson founded BlackRock in 1998. Mr. Amero is a Managing Director of BlackRock; he joined the company in 1990.
BlackRock Financial Management is a wholly owned subsidiary of BlackRock, a Delaware Corporation founded in 1988 and one of the largest publicly traded investment management firms in the United States with approximately $464 billion of assets under management as of June 30, 2006. Its principal business address is located at 40 East 52nd St., New York, NY, 10022. Following the transaction with BlackRock, Merrill Lynch owns approximately 49.8% of the total issued and outstanding capital stock of BlackRock and approximately 45% of its common stock, and The PNC Financial Services Group, Inc. (“PNC”), which previously held a majority interest in BlackRock, retains approximately 34% of the common stock. Each of Merrill Lynch and PNC has agreed that it will vote all of its shares on all matters in accordance with the recommendation of BlackRock’s board. Merrill Lynch’s principal place of business is located at 4 World Financial Center, 250 Vesey St., New York, NY, 10080.
     Set forth below is a listing of the principal executive officers of BlackRock.

Name	Position with BFM
Laurence D. Fink	Chairman and Chief Executive Officer
Ralph L. Schlosstein	President and Director
Robert S. Kapito	Vice Chairman and Director
Susan Wagner	Vice Chairman and Chief Operating Officer
Keith Anderson	Vice Chairman
Charles Hallac	Vice Chairman
Barbara Novic	Vice Chairman
Robert P. Connolly	General Counsel, Secretary and Managing Director
Henry Gabbay	Managing Director, Chief Administrative Officer, Portfolio Compliance
Bartholomew A. Battista	Managing Director and Chief Compliance Officer
Steven E. Buller	Chief Financial Officer and Managing Director
For the fiscal year ended June 30, 2006, BlackRock Advisors received advisory fees of $562,337. If the Proposed Agreement had been in effect for this period, BlackRock Advisors would have been paid $562,337.

Other Matters
General Matters Under Delaware Law. As a Delaware statutory trust, the Trust is not required, and currently does not intend, to hold annual meetings of shareholders except as required by the Investment Company Act or other applicable law. The Investment Company Act requires initial shareholder approval of each of the investment advisory agreements, election of Trustees and, if the Trust holds an annual meeting, ratification of the Board’s selection of the Trust’s independent public accountants. Under certain circumstances, the law provides shareholders with the right to call for a meeting of shareholders to consider the removal of one or more Trustees. To the extent required by law, the Trust will assist in shareholder communication in such matters. Although the Trust does not anticipate that an annual meeting will be held, shareholders may submit proposals that will be considered for submission to shareholders at such meeting. In the event that an annual meeting is held, any such proposal must be received at least 120 days before proxy statements prepared in connection with such a meeting are forwarded to shareholders.
Holders of 5% of Shares on Record Date. The Trust is not aware of any shareholders who hold beneficially 5% or more of shares of the Portfolio as of the Record Date. Hirtle Callaghan may be deemed to have, or share, investment and/or voting power with respect to more than 50% of the shares of the Trust’s portfolios, with respect to which shares Hirtle Callaghan disclaims beneficial ownership.
The trustees and officers of the Trust, as a group, own less than 1% of the outstanding shares of the Portfolio.
Abstentions and Broker Non-Votes. A properly executed and returned proxy marked with an abstention will be considered present at the Special Meeting of shareholders for the purpose of determining the existence of a quorum. If any proxy received by the Trust that withholds authority to vote represents a “broker non-vote,” shares represented by such proxy will not be counted for purposes of determining whether or not a quorum is present at the Special Meeting of shareholders and will not be deemed “votes cast” with respect to any matter with respect to which authority to vote is withheld. Abstentions and broker non-votes will thus not constitute a vote “for” or “against” any matter, but will have the same effect as a negative vote with respect to matters that require the approval of a requisite percentage of the outstanding shares of the Portfolio. As used in this Proxy Statement, “broker non-vote” means a proxy, executed by a broker or other nominee, indicating that the nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power.
Interim Agreement. Under the terms of the Interim Agreement, BlackRock Financial Management continues to provide services to the Trust on the same terms and conditions as it did under the Prior Agreement, except that as required by Rule 15a-4 under the Investment Company Act, the compensation earned by BlackRock Financial Management under the contract is being held in an interest bearing escrow account. If a majority of the Trust’s outstanding voting securities approve the Proposed Agreement, then the amount in the escrow account (including any interest earned) will be paid to BlackRock Financial Management. If a majority of the Trust’s outstanding voting securities do not approve the Proposed Agreement, then BlackRock Financial Management will be paid, out of the escrow account, the lesser of (i) any costs incurred in performing the Interim Agreement (plus interest earned on that amount while in escrow); or (ii) the total amount in the escrow account (plus interest earned). Any remaining amounts in the escrow account will be returned to the Trust.
By Order of the Board of Trustees

EXHIBIT A
PORTFOLIO MANAGEMENT AGREEMENT
For The Fixed Income II Portfolio
AGREEMENT made this ___day of ___, 2006, between BlackRock Financial Management, Inc., a Delaware corporation (“BlackRock” or “Portfolio Manager”), and THE HIRTLE CALLAGHAN TRUST, a Delaware statutory trust (“Trust”).
WHEREAS, the Trust is registered as an open-end, diversified, management series investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”) which currently offers nine series of beneficial interests (“shares”) representing interests in separate investment portfolios, and may offer additional portfolios in the future; and
WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management for The Fixed Income II Portfolio of the Trust (“Portfolio”) and Portfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;
NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:
1. Appointment of Portfolio Manager. The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust delivered by the Trust to the Portfolio Manager, applicable provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act and other applicable federal securities laws.
2. Duties of Portfolio Manager.
(a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio (“Account”) that may, from time to time be allocated to it by the Trust’s Board of Trustees, as indicated in writing by an authorized officer of the Trust. It is understood that the Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensure orderly management of the Account or the Portfolio. The Portfolio Manager’s responsibility for providing portfolio management services to the Portfolio shall be limited to the Account.
(b) Subject to the general supervision of the Trust’s Board of Trustees, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers through which securities transactions in the Account shall be executed. The Portfolio Manager shall not consult with any other portfolio manager of the Portfolio concerning transactions for the Portfolio in securities or other assets. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:
(i) promptly advise the Portfolio’s designated custodian bank and administrator or accounting agent on each business day of each purchase and sale, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

(ii) maintain all applicable books and records with respect to the securities transactions of the Account. Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Account including, without limitation, records which reflect securities purchased or sold in the Account, showing for each such transaction, the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the effecting broker or dealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company Act. Portfolio Manager acknowledges and agrees that all records it maintains for the Trust are the property of the Trust and Portfolio Manager will surrender promptly to the Trust any such records upon the Trust’s request. The Trust agrees, however, that Portfolio Manager may retain copies of those records that are required to be maintained by Portfolio Manager under federal or state regulations to which it may be subject or are reasonably necessary for purposes of conducting its business;
(iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of the Portfolio’s net asset value and net income, preparation of proxy statements or amendments to the Trust’s registration statement and monitoring investments made in the Account to ensure compliance with the various limitations on investments applicable to the Portfolio and to ensure that the Portfolio will continue to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”); and
(iv) render regular reports to the Trust concerning the performance of Portfolio Manager of its responsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the Account.
3. Portfolio Transactions and Brokerage. In placing orders for portfolio securities with brokers and dealers, Portfolio Manager shall use its best efforts to execute securities transactions on behalf of the Account in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises investment discretion, and provided further that the extent and continuation of any such practice is subject to review by the Trust’s Board of Trustees. Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an “affiliated person” of the Trust or Portfolio Manager, including any other investment advisory organization that may, from time to time act as a portfolio manager for the Portfolio or any of the Trust’s other Portfolios, except in a manner that complies with the procedures adopted by the Trust pursuant to Rule 17e-1 under the Investment Company Act, as they may be amended from time to time, or as otherwise approved by the Trust. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio Manager of any changes in such list.
4. Expenses and Compensation. Except for expenses specifically assumed or agreed to be paid by the Portfolio Manager under this Agreement, the Portfolio Manager shall not be liable for any expenses of the Trust, including, without limitation, (i) interest and taxes, (ii) brokerage commissions and other costs in connection with the purchase and sale of securities or other investment instruments with respect to the Portfolio, and (iii) custodian fees and expenses. For its services under this Agreement, Portfolio Manager shall be entitled to receive a fee, which fee shall be payable monthly, at the annual rate of .25% of the first $100 million of the average daily net assets of the Account; .20% of such assets over $100 million up to and including $200 million, and .175% of such assets over $200 million.
5. Limitation of Liability and Indemnification. (a) Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this

Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager in the performance of its duties or from reckless disregard by it of its duties under this Agreement.
(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon information provided, in writing, by Portfolio Manager to the Trust (including, without limitation, information contained in the Portfolio Manager’s then current Form ADV) in accordance with Section 9 of this Agreement or otherwise in preparing the Trust’s registration statement and amendments thereto and certain periodic reports relating to the Trust and its Portfolios that are required to be furnished to shareholders of the Trust and/or filed with the Securities and Exchange Commission (“SEC Filings”) provided that a copy of any such filing is provided to Portfolio Manager (i) at least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust’s semi-annual report on Form N-SAR or any shareholder report or proxy statement.
(c) Portfolio Manager agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, and employees from any claims, liabilities and reasonable expenses, including reasonable attorneys’ fees (collectively, “Losses”), to the extent that Losses are incurred as a result of statements contained in an SEC Filing (“Disputed Statements”) that are misleading because they are (i) untrue statements of material fact; or (ii) omitted to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading. For purposes of the indemnification obligation set forth in this Section 5(c), a Disputed Statement will be deemed misleading if so declared by a decision of a court or administrative law judge or in an order of settlement issued by any court or administrative body.
(d) Portfolio Manager further agrees to indemnify and hold harmless the Trust and each of its Trustees from any Losses to the extent that such Losses are incurred as a result of Disputed Statements that are alleged (i) to be untrue statements of material fact; or (ii) to have omitted to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, provided that the indemnification obligation set forth in this Section 5(d) is expressly limited to Losses arising from Disputed Statements that accurately reflect information provided to the Trust in writing by the Portfolio Manager and that cannot be independently verified by the Trust. Further, the indemnification set forth in this Section 5(d) will not require reimbursement of fees or expenses other than those incurred by the Trust’s regular counsel in connection with such counsel’s representation of the Trust or its Trustees.
(e) The indemnification obligations set forth in Section 5 (c) and (d) shall not apply unless: (i) Disputed Statements accurately reflect information provided to the Trust in writing by the Portfolio Manager; (ii) Disputed Statements were included in an SEC Filing in reliance upon written information provided to the Trust by the Portfolio Manager; (iii) the Portfolio Manager was afforded the opportunity to review Disputed Statements in connection with the 10 business day review requirement set forth in Section 5(b) above; and (iv) upon receipt by the Trust of any notice of the commencement of any action or the assertion of any claim to which the indemnification obligations set forth in Section 5(c) and (d) may apply, the Trust notifies the Portfolio Manager, within 30 days and in writing, of such receipt and provides to Portfolio Manager the opportunity to participate in the defense and/or settlement of any such action or claim. Further, Portfolio Manager will not be required to indemnify any person under this Section 5 to the extent that Portfolio Manager relied upon statements or information furnished to the Portfolio Manager, in writing, by any officer, employee or Trustee of the Trust, or by the Trust’s Custodian, Administrator or Accounting Agent or any other agent of the Trust, in preparing written information provided to the Trust and upon which the Trust relied in preparing any Disputed Statement.
(f) Neither the Portfolio Manager nor any person that is an “affiliated person” of the Portfolio Manager or any of its affiliated companies (collectively, “Associated Persons”) shall be liable for (i) any acts of any other portfolio manager to the Portfolio or the Trust with respect to the portion of the assets of the Account not managed by the Portfolio Manager; and (ii) acts of the Portfolio Manager which result from acts of the Trust, including, but not limited to, a failure of the Trust to provide accurate and current information with respect to any records maintained by Trust or any other portfolio manager to the Portfolio. The Trust agrees that the Portfolio Manager shall manage the Account as if it was a separate operating series and shall comply with (a) the objectives, policies, and limitations for the Account set forth in the Trust’s current prospectus and statement of additional information, and (b) applicable laws and regulations (including, but not limited to, the investment objectives, policies and restrictions applicable to the Account and qualification of the Account as a regulated investment company under the Internal Revenue Code of 1986, as amended) with respect to the portion of the assets of the Account allocated to the Portfolio Manager. In no event shall the Portfolio Manager or its Associated Persons have any liability arising from the conduct of the Trust and any other portfolio manager with respect to the portion of the Portfolio’s assets not allocated to the Portfolio Manager.
6. Permissible Interest. Subject to and in accordance with the Trust’s Declaration of Trust and Bylaws and corresponding governing documents of Portfolio Manager, Trustees, officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise. Portfolio Manager may have similar interests in the Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.
7. Duration, Termination and Amendments. This Agreement shall become effective as of the date first written above and shall continue in effect for two years. Thereafter, this Agreement shall continue in effect from year to year for so long as its continuance is specifically approved, at least annually, by: (i) a majority of the Board of Trustees or the vote of the holders of a majority of the Portfolio’s outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of those members of the Board of Trustees (“Independent Trustees”) who are not “interested persons” of the Trust or any investment adviser to the Trust.
This Agreement may be terminated by the Trust or by Portfolio Manager at any time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be bound thereby provided that if the Investment Company Act requires that such amendment be approved by the vote of the Board, the Independent Trustees and/or the holders of the Trust’s or the Portfolio’s outstanding shareholders, such approval must be obtained before any such amendment may become effective. This Agreement shall terminate upon its assignment. For purposes of this Agreement, the terms “majority of the outstanding voting securities,” “assignment” and “interested person” shall have the meanings set forth in the Investment Company Act.
8. Confidentiality; Use of Name. Portfolio Manager and the Trust acknowledge and agree that during the term of this Agreement the parties may have access to certain information that is proprietary to the Trust or Portfolio Manager, respectively (or to their affiliates and/or service providers). The parties agree that their respective officers and employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of their responsibilities under this Agreement and the management of the Trust’s assets, provided, however, that this shall not apply in the case of: (i) information that is publicly available; and (ii) disclosures required by law or requested by any regulatory authority that may have jurisdiction over Portfolio Manager or the Trust, as the case may be, in which case such party shall request such confidential treatment of such information as may be reasonably available. In addition, each party shall use its reasonable efforts to ensure that its agents or affiliates who may gain access to such proprietary information shall be made aware of the proprietary nature and shall likewise treat such materials as confidential.
It is acknowledged and agreed that the names “Hirtle Callaghan,” “Hirtle Callaghan Chief Investment Officers” (which is a registered trademark of Hirtle Callaghan & Co., Inc. (“HCCI”)), and derivative of either, as well as any logo that is now or shall later become associated with either name (“Marks”) are valuable property of HCCI and that the use of the Marks, or any one of them, by the Trust or its agents is subject to the license granted to the Trust by HCCI. Portfolio Manager agrees that it will not use any Mark without the prior written consent of the Trust. Portfolio Manager consents to use of its name, performance data, biographical data and other pertinent data, and the BlackRock Marks (as defined below), by the Trust for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Trust without the prior written consent of Portfolio Manager, which consent shall not be unreasonably withheld. The Trust shall have full responsibility for the compliance by any such marketing and sales literature with all applicable laws, rules, and regulations, and Portfolio Manager will have no responsibility or liability therefor.
It is acknowledged and agreed that the name “BlackRock” and any portion or derivative thereof, as well as any logo that is now or shall later become associated with the name (“BlackRock Marks”), are valuable property of the

Portfolio Manager and that the use of the BlackRock Marks by the Trust or its agents is permitted only so long as this Agreement is in place.
9. Representation, Warranties and Agreements of Portfolio Manager. Portfolio Manager represents and warrants that:
(a) It is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), it will maintain such registration in full force and effect and will promptly report to the Trust the commencement of any formal proceeding that could render the Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.
(b) Portfolio Manager represents that it is subject to a written code of ethics (“Portfolio Manager’s Code”) complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Trust with a copy of such code of ethics. Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the Securities and Exchange Commission or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading. Portfolio Manager agrees that it make every effort to respond to the Trust’s reasonable requests in this area.
(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies or to be provided to shareholders of the Trust.
10. Status of Portfolio Manager. The Trust and Portfolio Manager acknowledge and agree that the relationship between Portfolio Manager and the Trust is that of an independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict the right of Portfolio Manager or its affiliates to perform investment management or other services to any person or entity, including without limitation, other investment companies and persons who may retain Portfolio Manager to provide investment management services and the performance of such services shall not be deemed to violate or give rise to any duty or obligations to the Trust.
11. Counterparts and Notice. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:
If to the Trust:
Mr. Donald E. Callaghan, President
The Hirtle Callaghan Trust
Five Tower Bridge, 300 Barr Harbor Drive, Suite 300
West Conshohocken, PA 19428
If to Portfolio Manager:
Mr. Robert Connolly, General Counsel
BlackRock Financial Management, Inc.
c/o BlackRock, Inc.
40 East 52nd St.
New York, NY 10022

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment Advisers Act.
The Trust acknowledges receipt of Part II of Portfolio Manager’s Form ADV, copies of which have been provided to the Trust’s Board of Trustees.
Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Fixed Income II Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.

ATTEST:	BlackRock Financial Management, Inc.

By:

ATTEST:	The Hirtle Callaghan Trust (on behalf of The Fixed Income II Portfolio)

By:

PROXY
The Fixed Income II Portfolio
of The Hirtle Callaghan Trust
Special Meeting of Shareholders
November 15, 2006
This Proxy is Solicited on Behalf of the Board of Trustees
The undersigned appoints, Donald E. Callaghan and Robert J. Zion, and each of them, attorneys and proxies, with full power of substitution in each, to vote and act on behalf of the undersigned at the special meeting of shareholders of The Hirtle Callaghan Trust (the “Trust”) representing interests in the Trust’s Fixed Income II Portfolio at the offices of Hirtle, Callaghan & Co., Inc., Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428, on November 15, 2006, at 10 a.m. and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith. Unless otherwise marked below, this proxy is given WITH authority to vote FOR the proposal noted below. The undersigned further confers upon such attorneys and proxies discretionary authority to vote for and in the name of the undersigned and with all of the powers the undersigned would possess if personally present, all the Portfolio shares of the undersigned in the Trust at said meeting. The Board of Trustees recommends that you vote “FOR” each the proposal below.
Shareholders of The Fixed Income II Portfolio are being asked:
(1) To approve the engagement of BlackRock Financial Management, Inc. (“BlackRock”) to provide portfolio management services to The Fixed Income II Portfolio pursuant to a portfolio management agreement (“Proposed Agreement”) between BlackRock and the Trust relating to The Fixed Income II Portfolio.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /
IMPORTANT: WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY OR AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
PLEASE SIGN, DATE, AND RETURN IN THE ADDRESSED ENVELOPE — NO POSTAGE REQUIRED. PLEASE MAIL PROMPTLY TO SAVE THE TRUST FURTHER SOLICITATION EXPENSE. THE RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS ACKNOWLEDGED BY EXECUTION OF THIS PROXY.

Dated:	, 2006

The Fixed Income II Portfolio
Signature and Title

Signature, if held jointly	shares

Sign, Date and Return the Proxy
Promptly Using the Enclosed Envelope to:	BISYS
Attn: Patrick Keniston
100 Summer Street, Suite 1500
Boston, Massachusetts 02110